Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-275184) of Acuity Inc., Acuity Brands Lighting, Inc., and ABL IP Holding LLC,
(2)
Registration Statement (Form S-8 No. 333-74242) pertaining to the Acuity Brands, Inc. 401(k) Plan, Acuity Lighting Group, Inc. 401(k) Profit Sharing Retirement Plan for Salaried Employees, Acuity Lighting Group, Inc. 401(k) Plan for Hourly Employees, Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees, and Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees Covered by a Collective Bargaining Agreement,

(3)
Registration Statement (Form S-8 No. 333-74246) pertaining to the Acuity Brands, Inc. Long-Term Incentive Plan, Acuity Brands, Inc. Employee Stock Purchase Plan, and Acuity Brands, Inc. 2001 Nonemployee Directors’ Stock Option Plan,

(4)	Registration Statement (Form S-8 No. 333-123999) pertaining to the Acuity Brands, Inc. 401(k) Plan,
(5)
Registration Statement (Form S-8 No. 333-138384) pertaining to the Acuity Brands, Inc. 2005 Supplemental Deferred Savings Plan, and Acuity Brands, Inc. Nonemployee Director Deferred Compensation Plan (as amended and restated),

(6)	Registration Statement (Form S-8 No. 333-185971) pertaining to the Acuity Brands, Inc. 2012 Omnibus Stock Incentive Compensation Plan,
(7)	Registration Statement (Form S-8 No. 333-222510) pertaining to the Amended and Restated Acuity Brands, Inc. 2012 Omnibus Stock Incentive Compensation Plan,
(8)
Registration Statement (Form S-8 No. 333-179243) pertaining to the Amended and Restated Acuity Brands, Inc. 2011 Nonemployee Director Deferred Compensation Plan, and the Amended and Restated Acuity Brands, Inc. 2012 Omnibus Stock Incentive Compensation Plan,

(9)	Registration Statement (Form S-8 No. 333-262426) pertaining to the Amended and Restated Acuity Brands, Inc. 2012 Omnibus Stock Incentive Compensation Plan,
(10)	Registration Statement (Form S-8 No. 333-299567) pertaining to the Acuity Inc. 2005 Supplemental Deferred Savings Plan, and
(11)	Registration Statement (Form S-8 No. 333-299568) pertaining to the Amended and Restated Acuity Inc. 2012 Omnibus Stock Incentive Compensation Plan;
of our reports dated October 23, 2026, with respect to the consolidated financial statements of Acuity Inc. and the effectiveness of internal control over financial reporting of Acuity Inc. included in this Annual Report (Form 10-K) of Acuity Inc. for the year ended August 31, 2026.

                                /s/ Ernst & Young LLP
                                Atlanta, Georgia
                                October 23, 2026